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                                                                   EXHIBIT 10.11

                                 AMENDMENT NO. 2
                   TO AMENDED AND RESTATED MASTER CONSTRUCTION
                             AND TERM LOAN AGREEMENT

         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED MASTER CONSTRUCTION AND TERM LOAN AGREEMENT, dated as of July 19, 2001 (the "Amendment"), among FCA Real Estate Holdings, LLC, a Delaware limited liability company (the "Borrower"), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent and administrative bank (in such capacity, the "Administrative Bank"), the "Lender parties" to the Loan Agreement hereinafter described (each a "Lender" and collectively the "Lenders") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral agent (in such capacity, the "Collateral Agent").

                                    RECITALS:

         A. The Borrower, the Administrative Bank and the Lenders are parties to that certain Amended and Restated Master Construction and Term Loan Agreement dated as of July 17, 2000, as amended by an Amendment No. 1 to Amended and Restated Master Construction and Term Loan Agreement dated as of June 14, 2001 (as so amended, the "Original Agreement").

         B. The Borrower has requested the Administrative Bank and the Lenders to further .amend certain provisions of the Original Agreement.

         C. Subject to the terms and conditions of this Amendment, the Administrative Bank and the Lenders have agreed to the Borrower's requests.

         NOW, THEREFORE, the parties agree as follows:

         1. DEFINED TERMS. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.

         2. AMENDMENTS. The Original Agreement is hereby amended as follows:

                           (a) The definitions of "Affiliate," "Contingency Reserve," "Indebtedness," "Loan Documents" "Maximum Loan Amount," and "Rebatable Rent" appearing in the DEFINITIONS Section of the Original Agreement are respectively amended in their entireties to read as follows:

                           "Affiliate: With respect to any party and/or LTF, any
                  Person which directly or indirectly controls, is controlled by, or is under common control with such party or LTF, as the case may be and, in addition, in the case of Borrower, each officer, director, shareholder, joint venturer and partner of Borrower. A Person shall be deemed to control another Person if the controlling Person: (a) owns 10% or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (ii) the capital interest or profit interest of such Person, if it is a partnership, joint venture or similar

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                  entity, or (iii) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization; or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                           Contingency Reserve: A funded reserve equal to the
                  sum (such sum being the `Required Contingency Reserve Amount') of a base amount of $500,000.00 plus an additional amount of $250,000.00 for each Series Loan made available to the Borrower, commencing with the Series K Loan, up to an aggregate additional amount of $500,000.00; provided, however, that the Contingency Reserve may be non-funded so long as Borrower's obligation to fund the Contingency Reserve is supported by an irrevocable letter of credit (the "Contingency Reserve LC") issued by a financial institution in favor of the Collateral Agent in form satisfactory to the Super Majority Lenders and the Administrative Bank, in their sole discretion.

                           Indebtedness: Without duplication, all obligations,
                  contingent or otherwise, which in accordance with GAAP should be classified upon the described Person's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of the owner or another party; (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase price of any property or services, except trade accounts payable; (d) any obligation as lessee under any Capitalized Lease; (e) all guaranties, endorsements and other contingent obligations in respect to Indebtedness of others; and (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer unless such Indebtedness is non-recourse to such Person.

                           Loan Documents The documents described in Section
                  II.2. of this Agreement which evidence and secure a Series Loan and/or are related to a Series Loan, including but not limited to the Notes, the Mortgage, this Agreement, the Assignment, the Indemnity, the Lease Subordination Agreement, the Additional Project Collateral Documents and the Disbursing Agreement for such Series Loan, and any loan document described in Section II.9 of the Supplement for such Series Loan, the Maintenance Agreement, the Rebatable Rent Reserve Account Agreement, and the Replacement Reserve Account Agreement and including any amendments thereof and supplements thereto executed by the respective parties thereto and approved by the parties required by this Agreement.

                           Maximum Loan Amount: For any Project and its
                  Applicable Series Loan, the amount specified in the Supplement for such Applicable Series Loan but in no

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                  event more than the lesser of: (a) 75% of the fair market
                  value of such Project as a vacant health club upon its Completion; or (b) 60% of the costs for each Project being financed by its Applicable Series Loan, other than the Series A Loan and the Series F Loan; provided, however, the Maximum Loan Amount for the Series J Loan shall be $12,941,196.94.

                           Rebatable Rent: For any of Borrower's calendar years
                  with respect to any Project, the `Rebatable Rent' described in the Project Lease for such Project."

                  (b) The DEFINITIONS Section of the Original Agreement is further amended by adding the following new definitions of "Maintenance Agreement," "Rebatable Rent Reserve Account," "Rebatable Rent Reserve Account Agreement," "Replacement Reserve Account," "Replacement Reserve Account Agreement," and "Required Contingency Reserve Amount" in proper alphabetical order:

                           "Maintenance Agreement: The Maintenance Agreement
                  dated as of July 19, 2001 made by LTF in favor of the Administrative Bank for the benefit of itself and for the ratable benefit of the Lenders, including any amendments thereof and supplements thereto, executed by LTF and the Administrative Bank and approved by the Super Majority Lenders.

                           Rebatable Rent Reserve Account: The `Rebatable Rent
                  Reserve Account' described in the Rebatable Rent Reserve Account Agreement.

                           Rebatable Rent Reserve Account Agreement: The
                  Rebatable Rent Reserve Account Agreement dated as of July 19, 2001 made by the Borrower in favor of the Collateral Agent for the benefit of itself, the Administrative Bank and for the ratable benefit of the Lenders, including any amendments thereof and supplements thereto, executed by the Borrower and the Collateral Agent and approved by the Administrative Bank and the Super Majority Lenders.

                           Replacement Reserve Account: The `Replacement Reserve
                  Account' described in the Replacement Reserve Account
                  Agreement.

                           Replacement Reserve Account Agreement: The
                  Replacement Reserve Account Agreement dated as of July 19, 2001 made by the Borrower in favor of the Collateral Agent for the benefit of itself, the Administrative Bank and for the ratable benefit of the Lenders, including any amendments thereof and supplements thereto, executed by the Borrower and the Collateral Agent and approved by the Administrative Bank and the Super Majority Lenders

                           Required Contingency Reserve Amount: As defined in
                  the definition of `Contingency Reserve."'

                  (c) Section I.1. of the Original Agreement is amended by adding the following sentence as the last paragraph thereof:

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                           "Notwithstanding anything to the contrary in this
                  Agreement or any other Loan Document, the Borrower shall not be able to obtain any Series Loan if, after giving effect to the such Series Loan, the number of Applicable Series Loans for Projects for which Completion has not occurred would exceed four (4)."

                  (d) Section II.2. of the Original Agreement is amended by re-lettering subsection "L" as "N" and by adding the following new subsections "K," "L" and "M:"

                                    "K.      The Maintenance Agreement.

                                    L.       The Rebatable Rent Reserve Account
                           Agreement.

                                    M.       The Replacement Reserve Account
                           Agreement."

                  (e) ARTICLE II of the Original Agreement is further amended by adding the following new Section II.10:

                                    "II.10. LTF Indebtedness. The obligation of
                           any Lender to make any Advance on any Series Loan shall be expressly conditioned upon the absence of the acceleration of the maturity of any Indebtedness of LTF or any of its Subsidiaries (other than the Borrower) in the aggregate amount of more than $500,000.00 for any such Person or the absence of any failure by LTF or any such Subsidiary to have paid any such Indebtedness when due or, in the case of such Indebtedness payable on demand, when demanded."

                  (f) Section III.1. of the Original Agreement is amended by adding the following sentence as the last paragraph thereof:

                                    "Notwithstanding anything to the contrary in
                           this Agreement or any other Loan Document, the Borrower shall not be able to obtain any Series Loan if, after giving effect to the such Series Loan, the number of Applicable Series Loans for Projects for which Completion has not occurred would exceed four
                           (4)."

                  (g)      The second sentence of the second paragraph of
         Section III.2. of the Original Agreement is amended by changing the amount "$500,000.00" to the words "the Required Contingency Reserve Amount."

                  (h) Section IV.4. of the Original Agreement is amended in its entirety to read as follows:

                                    "IV.4    No Litigation or Defaults.

                                    There are no actions, suits or proceedings
                           pending or, to the knowledge of the Borrower, threatened against or affecting Borrower or any Project, or involving the validity or enforceability of the Loan Documents or the priority of the Lien thereof, at law or in equity; and

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                           Borrower is not in default under any order, writ,
                           injunction, decree or demand of any court or any administrative body having jurisdiction over Borrower."

                  (i) Section V.7.F. of the Original Agreement is amended in its entirety to read as follows:

                           "F.      With each of LTF's financial statements
                           required to be delivered pursuant to Sections V.7.B. and/or G., a copy of each compliance certificate delivered by LTF or any of its Subsidiaries (other than the Borrower) to the holders of any of such Person's Indebtedness demonstrating compliance or non-compliance, as the case may be, with the terms of such Indebtedness."

                  (j) Section V.7.H. of the Original Agreement is amended in its entirety to read as follows:

                           "H.      Together with the financial statements
                           required under Section V.7.E. coinciding with the end of a quarter of the Borrower's fiscal year, a compliance certificate in the form of Exhibit A attached hereto covering all Projects that have been completed, signed by a Designated Officer."

                  (k) Section V.7. of the Original Agreement is further amended by adding the following new Section V.7.O.:

                                    "O.      (1) Immediately upon receipt by LTF
                           or any of its Subsidiaries (other than the Borrower), a copy of any notice of default on, or acceleration of, any of such Person's Indebtedness or waiver of such Person's non-compliance with the terms of such Indebtedness; or (2) immediately upon Borrower, LTF or any of LTF's other Subsidiaries becoming aware of the occurrence of any event of default (howsoever defined) on any of LTF's or any of such other Subsidiaries' Indebtedness or of any event which could, with the giving of notice and/or lapse of time, constitute any such event of default, a notice describing the nature thereof and what action such Person proposes to take with respect thereto.

                  (1) Section V.28. of the Original Agreement is amended in its entirety to read as follows:

                  "V.28.   Debt Service Coverage.

                           Borrower shall receive in cash each month, commencing
                  on the "Rent Commencement Date" (as defined in the Project Lease for the Applicable Series Loan), the required payments of Base Rent for that month under such Project Lease; provided, however, that the minimum required monthly cash payments of Base Rent under such Project Lease shall not be less than 125% of the scheduled monthly installment payments of principal and interest on such Applicable Series

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                  Loan that are established for the period following such Series
                  Loan's Conversion Date."

                  (m) Section V.30 of the Original Agreement is amended in its entirety to read as follows:

                  "V.30.   Depositing Collections.

                           Borrower shall deposit all collections with respect
                  to the Project Leases in a collateral account maintained at US Bank and, if required by the Administrative Bank or the Super Majority Lenders, in separate collateral accounts for each Project Lease except that Rebatable Rent shall be immediately transferred by US Bank into the Rebatable Rent Reserve Account and thereafter shall be disbursed in accordance with the terms of the Rebatable Rent Reserve Account Agreement. The Borrower shall not have any right to withdraw any amount deposited in any collateral account except to pay Obligations arising under this Agreement and the other Loan Documents or to fund the Rebatable Reserve Account and/or the Replacement Reserve Account."

                  (n) Section VI. 1. K. of the Original Agreement is amended in its entirety to read as follows:

                           "K. The maturity of any Indebtedness of Borrower (other than Indebtedness under this Agreement or the other Loan Documents) shall be accelerated, or Borrower shall fail to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause such Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor."

                  (o) Sections VI.1.O. and VI.1.P of the Original Agreement are respectively amended in their entireties to read as follows:

                           "O. LTF shall default in the performance or observance of any agreement, covenant or condition required to be performed or observed by LTF under the terms of the Maintenance Agreement.

                           P. Borrower shall default in the performance or observance of any agreement, covenant or condition required to be performed or observed by Borrower under the terms of the Rebatable Rent Reserve Account Agreement or the Replacement Reserve Account Agreement."

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                  (p)      Section VI.2. of the Original Agreement is amended to
         add the following new Section VI.2.F.:

                           "F. Disburse the un-disbursed portion of any Series Loan to pay the unpaid accrued interest on such Series Loan or to pay other Obligations in such order of application as may be directed by the Super Majority Lenders."

         3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date (the "Effective Date") when, and only when, the Administrative Bank shall have received:

                  (a) Counterparts of this Amendment executed by Borrower and all Lenders;

                  (b) The Rebatable Rent Reserve Account Agreement and the Replacement Reserve Account Agreement in form and substance satisfactory to the Administrative Bank and the Lenders appropriately completed and duly executed by the Borrower;

                  (c) The Maintenance Agreement in form and substance satisfactory to the Administrative Bank and the Lenders appropriately completed and duly executed by LTF;

                  (d) Evidence satisfactory to the Administrative Bank and the Lenders that the occurrence of the Effective Date of this Amendment is the only remaining condition precedent to the amendment of the Lessee's credit facility agented by Antares providing for a minimum credit facility of $35,000,000.00 terminating no earlier than January 2, 2003 and that, upon the occurrence of such Effective Date, such amendment will be binding upon all parties thereto without further action on any such parties' part;

                  (e) An amendment fee, in immediately available funds, in the amount separately agreed upon in writing by Borrower, US Bank and Bank One, Michigan; and

                  (f) Such other documents as the Administrative Bank or any Lender may reasonably request.

         4. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Bank, the Lenders and the Collateral Agent to enter into this Amendment, Borrower represents and warrants to the Administrative Bank, the Lenders and the Collateral Agent as follows:

                  (a) The execution, delivery and performance by Borrower of the Original Agreement as amended by this Amendment and any other documents to be executed and/or delivered by Borrower in connection herewith have been duly authorized by all necessary company action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any member), do not and will not conflict with, result in any violation of or constitute any default under, any provision of Borrower's Articles of Organization, Member Control Agreement or Operating Agreement, any agreement binding on or applicable to Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable

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         to Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to Borrower or any of its property;

                  (b) The representations and warranties contained in the Original Agreement are true and correct as of the date hereof as though made on that date except to the extent that such representations and warranties relate solely to an earlier date and except that the representations and warranties set forth in Section IV.5. of the Original Agreement with respect to the audited or unauditied financial statements of the Borrower or the Lessee, as the case may be, shall be deemed to be a reference to the most recent audited or unaudited financial statements of the relevant Person delivered to the Lenders pursuant to Section V.7 of the Original Agreement

                  (c) (i) No events have taken place and no circumstances exist at the date hereof which would give Borrower the right to assert a defense, offset or counterclaim to any claim by the Administrative Bank or any Lender for payment of any Note; and (ii) Borrower hereby releases and forever discharges the Administrative Bank, each Lender and their respective successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which Borrower ever had or now has against such Person by virtue of such Person's relationship to Borrower in connection with the Loan Documents and the transactions related thereto;

                  (d) The Original Agreement, as amended by this Amendment, is the legal, valid and binding obligation of Borrower, remains in full force and effect and is enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies;

                  (e) No Default or Event of Default exists prior to or after giving effect to this Amendment.

         5.       REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                  (a) From and after the date of this Amendment, each reference in the Original Agreement to "this Agreement", "hereunder", "hereof', "herein" or words of like import referring to the Original Agreement, and each reference to the "Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby; and

                  (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such other Loan Document.

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         6.       COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and expenses of the Administrative Bank and each Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including their reasonable attorneys' fees and legal expenses. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Administrative Bank and each Lender harmless from and against any and all liabilities with respect to, or resulting from, any delay in Borrower's paying or omission to pay, such taxes or fees.

         7. GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                    BORROWER:

                                    FCA REAL ESTATE HOLDINGS, LLC

                                    By: LIFE TIME FITNESS, Inc.
                                    Its: Manager

                                    By:_________________________________________
                                    Its: Secretary and Chief Financial Officer

                                    ADMINISTRATIVE BANK:

                                    U.S. BANK NATIONAL ASSOCIATION, as the
                                    Administrative Bank, the Collateral Agent and the sole Primary Lender for the Series A and the Series F Loan and a Lender for all other Series Loans

                                    By:_________________________________________
                                    Its: Vice President

                                    BANK ONE, MICHIGAN, as a Lender for all
                                    Series Loans, other than the Series A Loan and the Series F Loan

                                    By:_________________________________________
                                    Its: First Vice President

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